Exhibit 99.1

ABERDENE MINES LTD.
101 Convention Center Drive
Suite 700
Las Vegas, Nevada 89109

FOR IMMEDIATE RELEASE

ABERDENE ANNOUNCES LETTER OF INTENT TO ACQUIRE A 75% JOINT VENTURE INTEREST IN "TUSCARORA GOLD PROJECT", NEVADA AT THE NORTHERN END OF CARLIN-TREND

Las Vegas, Nevada, February 19, 2004 Aberdene Mines Limited (OTCBB:ABRM) is pleased to announce that it has entered into a letter of intent to acquire a 75% interest in a joint venture on a land package located in the historic Tuscarora District in the State of Nevada, in what is known as the Carlin Gold District approximately 52 miles northwest of Elko, Nevada. The land interests consist of approximately 2920 acres of unpatented lode claims, mining claims and land leases known as the "Tuscarora Gold Project".

The Carlin Trend is situated in Northeastern Nevada and consists of a 40-mile north-west/south-east line of major gold deposits. More than 107,000,000 ounces of known proven and probable reserves occur on the Carlin Trend. According to the US Geological Survey, the potential exists for a further 100-200 million ounces. The Carlin Trend alone accounts for over 35 percent of all US gold output. Jerritt Canyon, which is five miles east of the Tuscarora Gold Project, has been responsible for production of approximately 12 million ounces of gold. Together, this area is considered the most productive gold producing region in the United States.

The property hosts the northern end of the Carlin-trend mineralization. Similarities with respect to ages of mineralization have been determined for a number of typical Carlin-type mines within the Carlin trend, Getchell district, Jerritt Canyon district, and Battle Mountain- Eureka trend of gold mineralization.

Further, the Tuscarora Gold Project is situated within a zone of "world class" gold endowment where the potential of finding a large, high grade, gold mine is favorable. Previous exploration work has defined areas of strongly argillized volcanics which host numerous silicified breccia zones, and it is believed that a proposed exploration program would offer an excellent opportunity to discover new Carlin-type mineralization beneath the relatively shallow volcanic cover on this property.

Completion of the transaction is subject to acceptance and execution of a definitive agreement by all parties and further due-diligence by Aberdene Mines Ltd. Terms of the transaction will be disclosed upon the execution of the definitive agreement.

Additional properties are currently under negotiation and will be announced at a later date.

On behalf of the Board of Directors

ABERDENE MINES LTD.
Brent Jardine, President

For more information contact:                                                                               Head office Contact:

Brent Jardine, President Jardine@aberdenemines.com T: (800) 430-4034	101 Convention Centre Drive - Suite 700 Las Vegas, Nevada 89109 T: (702) 939-5389 F: (702 221-0904

Disclaimer: This Press Release may contain, in addition, to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "plan," "anticipate" and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Aberdene Mine's expectations, and Aberdene Mines expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to the following, the ability to close the acquisition of mineral exploration properties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.